Exhibit 99.1

NEWS RELEASE

ORBITAL STOCKHOLDERS APPROVE MERGER WITH ATK’S AEROSPACE AND DEFENSE GROUPS

— Merger Expected to Close February 9; New Company to Begin Operations February 10 —

(Dulles, VA 27 January 2015) - Orbital Sciences Corporation (NYSE: ORB) today announced that at a special meeting held this morning, the company’s stockholders voted overwhelmingly to approve the proposed merger with the Aerospace and Defense Groups of Alliant Techsystems Inc. (NYSE: ATK), pursuant to the definitive transaction agreement dated April 28, 2014.  Approximately 99% of the votes cast at the special meeting voted in favor of the adoption of the transaction agreement, which represented approximately 85% of the total number of outstanding shares of Orbital common stock as of the December 16, 2014 record date for the special meeting.

“Today, Orbital’s stockholders endorsed the proposed merger with ATK’s Aerospace and Defense Groups by voting strongly in favor of the transaction, as did ATK shareholders at a separate special meeting also held earlier today,” said Mr. David W. Thompson, Orbital’s Chairman and Chief Executive Officer.  “We are now on a clear path to completing the merger and beginning operations of Orbital ATK two weeks from today.”

Subject to the satisfaction or waiver of the remaining conditions to closing, the merger is expected to close on Monday, February 9, 2015.  Assuming completion of the merger, shares of Orbital common stock are expected to be delisted after the close of trading on February 9.  As a result of the merger, each share of Orbital common stock will be converted into the right to receive 0.449 shares of common stock of ATK, with cash paid in lieu of fractional shares.  At closing of the merger, ATK will be renamed Orbital ATK, Inc. and shares of Orbital ATK common stock will trade under the new ticker symbol “OA” on the New York Stock Exchange beginning February 10.

About Orbital

Orbital develops and manufactures small- and medium-class rockets and space systems for commercial, military and civil government customers.  The company’s primary products are satellites and launch vehicles, including low-Earth orbit, geosynchronous-Earth orbit and planetary exploration spacecraft for communications, remote sensing, scientific and defense missions; human-rated space systems for Earth-orbit, lunar and other missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense systems that are used as interceptor and target vehicles.  Orbital also provides research rocket and satellite subsystems and space-related technical services to U.S. Government agencies and laboratories. More information about Orbital can be found at http://www.orbital.com. Follow the company on Twitter @OrbitalSciences.

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Orbital Sciences Corporation • 45101 Warp Drive, VA 20166 • 703-406-5000

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may be forward-looking in nature or “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “may,” “will,” “expected,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements in this press release include, but are not limited to, statements concerning the proposed merger transaction between Orbital and ATK. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements.  Information concerning these factors can be found in Orbital’s filings with the Securities and Exchange Commission.  There can be no assurance that the proposed merger transaction will be consummated.  As a result, these statements speak only as of the date that they were made and Orbital assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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Contact:

Barron Beneski (703) 406-5528

Public and Investor Relations

Orbital Sciences Corporation

beneski.barron@orbital.com